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                                                                   EXHIBIT 99.5

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Cyrk, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 15, 1999.

                                                 Overseas Toys, L.P.

                                                 By: Multi-Accounts, LLC
                                                 Its General Partner

                                                 By: OA3, LLC
                                                 Its Managing Member

                                                      By: /s/ Ronald W. Burkle
                                                      Its: Managing Member

                                                 Multi-Accounts, LLC

                                                 By: OA3, LLC
                                                 Its Managing Member

                                                      By: /s/ Ronald W. Burkle
                                                      Its: Managing Member

                                                 OA3, LLC

                                                 By: /s/ Ronald W. Burkle
                                                 Its Managing Member

                                                 Ronald W. Burkle

                                                 /s/ Ronald W. Burkle